UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 29, 2015, Meritor, Inc. (the “Company”) announced a restructuring plan to further reduce headcount in South America, which was approved by the local union. This restructuring plan is in response to the current economic environment in South America which has weakened significantly in 2015. Commercial truck production in South America in fiscal year 2015 is now expected to be approximately 40 percent below the prior year. With this restructuring plan, the Company expects to eliminate up to 233 hourly and 21 salaried positions and incur $9 million in employee separation costs in the Commercial Truck & Industrial segment. Restructuring actions associated with this plan are expected to be substantially completed by June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

	By:	/s/ Sandra J. Quick
Sandra J. Quick
Senior Vice President, General Counsel and Corporate Secretary

Date: May 4, 2015